UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to §14a-12
OMNIVISION TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OMNIVISION TECHNOLOGIES, INC.

Notice of Annual Meeting of Stockholders
September 28, 2005
10:00 a.m.

TO OUR STOCKHOLDERS:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of OmniVision Technologies, Inc., which will be held at our principal executive offices located at 1341 Orleans Drive, Sunnyvale, California 94089, on Wednesday, September 28, 2005, at 10:00 a.m. local time for the following purposes:

1.	To elect two Class II directors to serve until the expiration of their three (3) year term or until their successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
      These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on August 19, 2005 will be entitled to attend and vote at the annual meeting.
      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
President, Chief Executive Officer and Director
August 29, 2005
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE.

i

OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
      The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision”) for use at our 2005 annual meeting of stockholders and at any adjournment or postponement of the meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.
      The annual meeting will be held at our principal executive offices located at 1341 Orleans Drive, Sunnyvale, California 94089, on Wednesday, September 28, 2005, at 10:00 a.m. local time. Our telephone number at that location is (408) 542-3000.
      These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended April 30, 2005, including financial statements, were first mailed on or about August 29, 2005 to all stockholders entitled to vote at the meeting. You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our corporate secretary at the address above.
Who May Vote
      You may vote if our records show that you owned your shares as of August 19, 2005, the record date. At the close of business on that date, we had a total of 57,935,774 shares of common stock outstanding, which were held by approximately 94 stockholders of record. As of the record date, we had no shares of our preferred stock outstanding.
Revoking Your Proxy Card
      You may revoke your proxy card at any time before it is voted at the annual meeting. In order to do this, you must either (i) sign and return another proxy card bearing a later date; (ii) provide written notice of the revocation to Y. Vicky Chou, our vice president, legal and general counsel, at the address of our principal executive offices provided above, before we take the vote at the annual meeting; or (iii) attend the meeting and vote in person.
Quorum Requirement
      A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.
Voting
      You are entitled to one vote for each share held. In voting for the election of directors (Proposal One), you may cumulate your votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by you, or distribute your votes on the same principle among as many candidates as you may select, provided that you cannot cast votes for more candidates than the number of directors to be elected (two). However, you will not be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and you have given notice at the meeting, prior to the voting, of your intention to cumulate your votes. On all other matters, you are entitled to one vote for each share held.

      If your proxy card is properly dated, executed and returned, your shares will be voted at the annual meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the two (2) Class II nominees to the board of directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006.
Stockholders Sharing the Same Last Name and Address
      We have adopted the process called “householding” for mailing this proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of this proxy statement, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of this proxy statement at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact our Corporate Secretary at OmniVision Technologies, Inc., 1341 Orleans Drive, Sunnyvale, California 94089 or (408) 542-3000. In addition, eligible stockholders receiving multiple copies of this proxy statement can request householding by contacting their bank or broker, if applicable, or our Corporate Secretary.
Proxy Solicitation Costs
      Our board of directors is making this solicitation of proxies and we will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of our proxy materials. None of our directors intends to oppose any action for which stockholder approval is being solicited. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on behalf of our board of directors, personally or by telephone or facsimile.
Abstentions and Broker Non-Votes
      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against this proposal.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Two, which are both routine matters. See “Vote Required” following each proposal for further information.
Deadline of Receipt of Stockholder Proposals for 2006 Annual Meeting
      Stockholders are entitled to present proposals for action and director nominations at the 2006 annual meeting of stockholders only if they comply with the applicable requirements of the proxy rules established by the United States Securities and Exchange Commission and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: c/o OmniVision Technologies, Inc., 1341 Orleans Drive, Sunnyvale, California 94089, Attn: Corporate Secretary, on or prior to the deadline for receiving such proposals and nominations.
      Proposals for the 2006 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than May 1, 2006, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the provisions of our bylaws.
      If a stockholder intends to submit a proposal or director nomination for consideration at our 2006 annual meeting of stockholders outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year’s annual meeting of stockholders for purposes of the 2006 annual meeting of stockholders. This means that such proposals or nominations must also be received by May 1, 2006. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.
      The attached proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the 2006 annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such proposal or nomination is raised at that meeting.
Nomination of Director Candidates
      You may also propose director candidates for consideration by the board’s nominating committee. It is our policy that our nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management. See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information.
Stockholder Communications to Independent Directors
      Stockholders may communicate directly with our independent directors by sending an email to Y. Vicky Chou, our Vice President, Legal and General Counsel at vicky@ovt.com. Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate. After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.
Other Matters
      Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2005 annual meeting of stockholders. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the 2005 annual meeting of stockholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
      Pursuant to our restated certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years. Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified. Currently, there is one director in Class I, two directors in Class II and two directors in Class III. The Class II directors are to be elected at this annual meeting. The Class III directors and the Class I director will be elected at the 2006 and 2007 annual meetings, respectively. The Class II directors to be elected at the 2005 annual meeting will hold office until the 2008 annual meeting or until their respective successors have been duly elected and qualified.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class II nominees named below, who are presently our directors. In any event, the proxy holders cannot vote the proxies for a greater number of persons than two. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director.
      In August 2004, our board of directors appointed Dwight Steffensen as a member of our board of directors. Mr. Steffensen is currently serving as a Class III director.
      In December 2004, Edward C.V. Winn retired as a member of our board of directors. Mr. Winn was a Class I director and had served as a member of our board of directors since 2000. We would like to thank Mr. Winn for his service as a director of our company.

Nominees
      The following table sets forth the names, ages and titles of the nominees and each of our other directors as of August 29, 2005:

Name	Biographical Information	Age	Director Since

Nominees for Class II Directors:
Raymond Wu	Raymond Wu, one of our cofounders, has served as one of our directors since May 1995 and as our Executive Vice President since October of 1999. From July 1998 to October 1999, Mr. Wu served as our Vice President of Business Development. From May 1995 to July 1998, Mr. Wu was the head of our sales department and our engineering department. Mr. Wu received a B.S. degree in electrical engineering from Chung-Yuan University in Taiwan and an M.S. degree in electrical engineering from Wayne State University.	50	1995

Andrew Wang	Andrew Wang has served as one of our directors since January 2004. Since May 2005, Dr. Wang has served as Chairman and Chief Executive Officer of Phalanx Biotech Group. From 1989 until May 2005, Dr. Wang has served as the Chairman of Industrial Technology Investment Corporation, a venture capital firm. Dr. Wang holds a B.S. degree in electrical engineering from the National Taiwan University, a M.S. degree in electrical engineering from University of California, Berkeley and a Ph.D. degree in electrical engineering from Stanford University.	68	2004

Continuing Class III Directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Joseph Jeng	Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.	56	2003

Name	Biographical Information	Age	Director Since

Dwight Steffensen	Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a global information technology supply chain services company. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant.	62	2004
Continuing Class I Director whose term expires at the 2007 Annual Meeting of Stockholders:
Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer and President since May 1995. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.	68	1995
Vote Required and Board Recommendation
      If a quorum is present, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to the board of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that stockholders vote FOR the election of each of the two Class II nominees named above.
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors annually selects our independent registered public accounting firm. The audit committee has selected PricewaterhouseCoopers LLP, independent auditors (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2006, and recommends that the stockholders vote for the ratification of such appointment. Representatives of PwC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2005 and 2004
      The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2005 and 2004 and fees billed for audit services, audit-related services, tax services and all other services rendered by PwC for fiscal 2005 and 2004:

	2005	2004

Audit Fees	$1,041,400	$550,220
Audit-Related Fees	—	31,000
Tax Fees	82,544	51,266
All Other Fees	231,000	239,350

Total Fees	$1,354,944	$871,836

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.
      Audit-Related Fees. Consists of fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily consist of services related to internal controls and attest services that are not required by statute or regulation.
      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.
      All Other Fees. For fiscal 2005, consists of fees billed for professional services rendered in connection with the investigation into, and subsequent restatement of, our financial statements for the first three quarters of fiscal 2004. For fiscal 2004, consists of fees billed for professional services rendered in connection with our follow-on public offering of common stock that occurred in fiscal 2004.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible. The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.
      The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2005 and 2004. In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence. The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.
Vote Required and Board Recommendation
      Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.
      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
CORPORATE GOVERNANCE
Board and Committee Meetings
      The board of directors held five meetings during fiscal 2005. All directors attended at least 75% of the meetings of the board and committees of which they were members held during fiscal 2005.
Committees of the Board
      The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.
Audit Committee
      The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
      The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal financial reporting and accounting controls. The audit committee acts under a written charter adopted and approved by our board of directors. A copy of the current amended and restated audit committee charter was attached to the proxy statement for last year’s annual meeting as Annex A.
      The audit committee held twenty meetings during fiscal 2005. From May 2004 to August 2004, the audit committee was comprised of Messrs. Jeng, Wang and Winn. In August 2004, Mr. Steffensen was appointed as an additional member of the audit committee and in December 2004, Mr. Winn retired as a member of the board of directors. Since December 2004, the audit committee has been comprised of Messrs. Jeng, Wang and Steffensen. Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market. The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements. The report of the audit committee for fiscal 2005 is included in this proxy statement.
Compensation Committee
      The compensation committee reviews and approves decisions regarding compensation, incentive and other forms of compensation for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants. The compensation committee acts under a written charter adopted and approved by our board of directors.
      The compensation committee held five meetings during fiscal 2005. From May 2004 to August 2004, the compensation committee was comprised of Messrs. Jeng, Wang and Winn. In August 2004, Mr. Steffensen was appointed as an additional member of the compensation committee and in December 2004, Mr. Winn retired as a member of the board of directors. Since December 2004, the compensation committee has been comprised of Messrs. Jeng, Wang and Steffensen. None of the current compensation committee members is an employee of our company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market. The report of the compensation committee for fiscal 2005 is included in this proxy statement.
Corporate Governance and Nominating Committee
      The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our company. The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.
      The corporate governance and nominating committee held two meetings during fiscal 2005. From May 2004 to August 2004, the corporate governance and nominating committee was comprised of Messrs. Jeng, Wang and Winn. In August 2004, Mr. Steffensen was appointed as an additional member of the corporate governance and nominating committee and in December 2004, Mr. Winn retired as a member of the board of directors. Since December 2004, the corporate governance and nominating committee has been comprised of Messrs. Jeng, Wang and Steffensen. None of the current corporate governance and nominating committee members is an employee of our company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.
      A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com. It may be found on the website as follows:

1.	From our main web page, click on “Company Policies.”

2.	Then click on “Charter of the Corporate Governance and Nominating Committee.”
Policy for Director Recommendations and Nominations
      The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders. The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time. It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.
      Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the Chairman of the Corporate Governance and Nominating Committee, at our offices located at 1341 Orleans Drive, Sunnyvale, California 94089. This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.
      In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the next annual meeting of stockholders must be received not less than 120 days prior to the date of our proxy statement for the previous year’s annual meeting of stockholders. For purposes of our 2006 annual meeting of stockholders, director nominations must be received by May 1, 2006.

      In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above under “Deadline of Receipt of Stockholder Proposals for 2006 Annual Meeting”.
      Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•	such other factors as the committee may consider appropriate.
      The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board members;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
      After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.
Director Independence
      In fiscal 2005 the board undertook a review of the independence of its members and considered whether any director had a material relationship with our company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Prior to Dwight Steffensen’s appointment to the board in August 2004, the board members conducted a similar review of his independence. As a result of these reviews, the board affirmatively determined that Joseph Jeng, Dwight Steffensen and Andrew Wang are, and during the time he served as a member of the board of directors Edward Winn was, independent of our company and our management under the corporate governance standards of the Nasdaq Stock Market.
Code of Business Conduct and Ethics
      The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our chief executive officer and our chief financial officer, who also serves as our principal accounting officer. These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.
      The Codes may be found on the website as follows:
      1. From our main web page, click on “Company Policies.”
      2. Then click on the name of the applicable Code.
      We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.
Attendance by Board Members at the Annual Meeting of Stockholders
      Our policy with respect to director attendance at the annual meetings of stockholders is to encourage but not require director attendance at the annual meetings. Three of our directors attended our 2004 annual meeting of stockholders.
Director Compensation
      Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings. In fiscal 2005, each non-employee director received cash compensation in the amount of (i) $15,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $10,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year) (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $500 per committee meeting attended if such meeting is held separate from a board of directors meeting.
      Our 2000 director stock option plan provides that each non-employee director shall automatically be granted a stock option for 40,000 shares (the “First Option”) of common stock on the date that such individual becomes a non-employee director. After the First Option has been granted to a non-employee director, such non-employee director is thereafter automatically granted a stock option (a “Subsequent Option”) to purchase 20,000 shares of common stock at the first meeting of the board of directors following the annual meeting of stockholders in each year, if, on such date, he or she will have served on the board of directors for more than six months. The First Option is exercisable while a non-employee director remains one of our directors, and vests as to 1/4th of the shares of common stock subject to the First Option on the first anniversary of the date of grant, and as to 1/16th of the shares of common stock subject to the First Option at the end of each quarter thereafter. Subsequent Options are exercisable while the non-employee director remains one of our directors and vest as to 1/16th of the shares of common stock subject to the Subsequent Option at the end of each quarter after the date of grant. The exercise price of all of these options is 100% of the fair market value of the common stock on the date of grant.
      Under our 2000 stock plan, non-employee directors are eligible to receive stock option grants at the discretion of the board of directors. In fiscal 2005, we did not grant any stock options to non-employee directors under the 2000 stock plan.
Compensation Committee Interlocks and Insider Participation
      During fiscal 2005, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee. In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of April 30, 2005 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, namely the 1995 stock option plan, the 2000 stock plan, the 2000 director option plan and the 2000 employee stock purchase plan:

					Number of Securities
					Remaining Available for
					Future Issuance Under
	Number of Securities to be				Equity Compensation Plans
	Issued Upon Exercise of		Weighted-Average Exercise		(Excluding Securities
	Outstanding Options and		Price of Outstanding		Reflected in the First
Plan Category	Rights		Options and Rights		Column)

Equity compensation plans approved by security holders	—	(1)	$—	(1)	8,869,518	(5)
	193,300	(2)	0.3949	(2)	551,500	(6)
	9,372,927	(3)	9.7051	(3)	600,490	(7)
	180,000	(4)	20.0192	(4)	506,478	(8)
Equity compensation plans not approved by security holders	—		—		—
Total	9,746,227		—		10,527,986

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2000 employee stock purchase plan or the weighted average exercise price of outstanding rights under such plan. The 2000 employee stock purchase plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Issued under the 1995 stock option plan.

(3)	Issued under the 2000 stock plan.

(4)	Issued under the 2000 director option plan.

(5)	The 2000 employee stock purchase plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

(6)	In February 2000, we terminated the 1995 stock option plan as to future grants. However, options outstanding under the 1995 stock option plan continue to be governed by the terms of the 1995 stock option plan.

(7)	The 2000 stock plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 3,000,000 shares, (ii) six percent (6%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

(8)	The 2000 director option plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 150,000 shares, (ii) one quarter of one percent (0.25%) of our outstanding shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of our common stock as of August 19, 2005 by:

•	each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table on page 14; and

•	all of our directors and executive officers as a group.
      Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

	Number of	Number of		Percent of
	Shares	Shares	Total Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Options	Owned	Owned(2)

Current Directors and Named Executive Officers:
Shaw Hong(3)	1,568,175	318,343	1,886,518	3.24
Raymond Wu(4)	380,181	220,275	600,456	1.03
Xinping He(5)	475,634	280,900	756,534	1.30
Y. Vicky Chou	1,606	47,083	48,689	*
Peter Leigh(6)	5,000	108,333	113,333	*
Joseph Jeng	—	31,250	31,250	*
Andrew Wang	—	17,500	17,500	*
Dwight Steffensen	—	10,000	10,000	*
All current directors and executive officers as a group (9 persons)	2,505,624	1,033,684	3,539,308	6.00%
Former Named Executive Officer:
Qi Dong(7)	70,528	—	70,528	*

*	Less than 1%.

(1)	Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 1341 Orleans Drive, Sunnyvale, California 94089.

(2)	This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 57,935,774 shares of common stock outstanding as of August 19, 2005. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of August 19, 2005, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(3)	Includes 18,541 shares of common stock which may be acquired upon exercise of stock options by Wen Hong, Mr. Hong’s wife and one of our employees. Also includes 1,098,175 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee and 470,000 shares of common stock held in the Hong Family LLC of which Mr. Hong is a manager.

(4)	Includes 306,036 shares of common stock held by the Wu Family Trust of which Mr. Wu is a trustee.

(5)	Includes 117,200 shares of common stock held by the He Children’s Trust of which Mr. He is a trustee.

(6)	Mr. Leigh was appointed as our Vice President of Finance and Chief Executive Officer in September 2004. Includes 5,000 shares of common stock held jointly by Mr. Leigh and Pamela D. Smith, Mr. Leigh’s wife.

(7)	Mr. Dong resigned as our Vice President of Systems effective as of April 15, 2005. Beneficial ownership reported reflects information filed on April 1, 2005 with the Securities and Exchange Commission on Form 4 by Mr. Dong.
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
      The following table sets forth certain summary information for fiscal 2005, 2004 and 2003 regarding compensation awarded to, earned by or paid to our chief executive officer and our four next most highly compensated executive officers whose total cash compensation exceeded $100,000 (our “named executive officers”).

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Current Named Executive Officers:
Shaw Hong	2005	$296,667	$42,000	150,000	$13,644	(1)
President and Chief Executive	2004	279,333	53,000	150,000	14,135
Officer and Director	2003	273,333	40,000	100,000	18,034
Xinping He	2005	$205,000	$49,000	130,000	$12,304	(2)
Senior Vice President of Engineering	2004	176,667	53,000	120,000	11,164
	2003	158,333	31,000	60,000	13,365
Raymond Wu	2005	$223,333	$37,000	100,000	$12,631	(3)
Executive Vice President and Director	2004	214,500	49,000	120,000	12,562
	2003	210,000	32,000	80,000	15,549
Y. Vicky Chou	2005	$170,833	$43,000	60,000	$10,160	(4)
Vice President of Legal and General	2004	140,833	37,000	40,000	7,056
Counsel	2003	—	—	—	—
Peter Leigh	2005	$130,442	$25,000	400,000	$6,914	(5)
Vice President of Finance and Chief	2004	—	—	—	—
Financial Officer	2003	—	—	—	—
Former Named Executive Officer:
Qi Dong	2005	$164,167	$45,000	90,000	$10,812	(6)
Vice President of Systems	2004	159,167	43,000	90,000	10,129
	2003	153,333	28,000	60,000	13,445

(1)	Other compensation for fiscal 2005 consisted of (i) $1,068 in premiums paid by us for term life and disability insurance, (ii) $2,416 for health benefit plans and (iii) $10,160 in contributions made by us to our 401(k) plan on behalf of Mr. Hong.

(2)	Other compensation for fiscal 2005 consisted of (i) $738 in premiums paid by us for term life and disability insurance, (ii) $3,946 in premiums paid by us for health benefit plans and (iii) $7,620 in contributions made by us to our 401(k) plan on behalf of Mr. He.

(3)	Other compensation for fiscal 2005 consisted of (i) $804 in premiums paid by us for term life and disability insurance, (ii) $4,017 in premiums paid by us for health benefit plans and (iii) $7,810 in contributions made by us to our 401(k) plan on behalf of Mr. Wu.

(4)	Ms. Chou was appointed as our Vice President of Legal and General Counsel in June 2003. Other compensation for fiscal 2005 consisted of (i) $615 in premiums paid by us for term life and disability insurance, (ii) $3,130 in premiums paid by us for health benefit plans and (iii) $6,415 in contributions made by us to our 401(k) plan on behalf of Ms. Chou.

(5)	Mr. Leigh was appointed as our Vice President of Finance and Chief Financial Officer in September 2004. Other compensation for fiscal 2005 consisted of (i) $429 in premiums paid by us for term life and disability insurance, (ii) $2,419 in premiums paid by us for health benefit plans and (iii) $4,066 in contributions made by us to our 401(k) Plan on behalf of Mr. Leigh.

(6)	Mr. Dong resigned as our Vice President of Systems effective as of April 15, 2005. Other compensation for fiscal 2005 consisted of (i) $591 in premiums paid by us for term life and disability insurance, (ii) $3,946 in premiums paid by us for health benefit plans and (iii) $6,275 in contributions made by us to our 401(k) plan on behalf of Mr. Dong.
Option Grants in Last Fiscal Year
      The following table sets forth information regarding options granted during fiscal 2005 under our 2000 stock plan to each of our named executive officers.

					Potential Realizable
	Individual Grants				Value at Assumed Rates
					of Stock Price
		Percent of Total			Appreciation for Option
	Number of Securities	Options Granted			Term(1)
	Underlying Options	to Employees in	Exercise Price	Expiration
Name	Granted(2)	Fiscal Year(3)	Per Share(2)(4)	Date	5%	10%

Current Named Executive Officers:
Shaw Hong	150,000	3.9%	$18.77	2/22/15	$1,770,653	$4,487,182
Xinping He	130,000	3.3	11.55	8/23/14	944,285	2,393,004
Raymond Wu	100,000	2.6	18.77	2/22/15	653,736	1,656,696
Y. Vicky Chou	60,000	1.5	11.55	8/23/14	435,824	1,104,464
Peter Leigh	400,000	10.3	12.12	9/10/14	3,048,881	7,726,463
Former Named Executive Officer:
Qi Dong	90,000	2.3	11.55	8/23/14	1,180,435	2,991,455

(1)	Potential realizable value (i) is net of exercise price before taxes, (ii) assumes that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term, and (iii) assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors on the date of grant with reference to the closing price of our common stock on the Nasdaq National Market on the date of grant. All of the options granted vest over four years with 25% of the shares subject to the option vesting on the first anniversary of the grant date and 1/48th of the shares subject to the option vesting each month thereafter so that all shares are vested on the fourth anniversary of the grant date.

(3)	Based on options to purchase an aggregate of 3,884,050 shares granted to employees and consultants in fiscal 2005.

(4)	Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of already owned shares of our common stock subject to certain conditions, or pursuant to a cashless exercise procedure.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth information concerning the exercise of options by our named executive officers and the value of stock options held by our named executive officers as of April 30, 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Current Named Executive Officers:
Shaw Hong	78,541	$1,098,003	281,572	324,061	$2,057,935	$548,273
Xinping He	78,000	1,090,440	216,400	235,000	1,502,664	614,963
Raymond Wu	20	280	205,225	217,501	1,446,146	398,758
Y. Vicky Chou	10,833	74,477	18,333	100,834	4,758	250,390
Peter Leigh	—	—	—	—	—	—
Former Named Executive Officer:
Qi Dong	52,996	740,884	84,280	—	368,486	—

(1)	Fair market value of our common stock as of the exercise date minus the exercise price of the options.

(2)	Fair market value of our common stock, based on the $13.98 closing price on April 30, 2005 on the Nasdaq National Market, minus the exercise price of the unexercised options.
Employment Agreements and Change of Control Arrangements
      We are not a party to any employment agreements or change of control arrangements with any of our named executive officers.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.
      The compensation committee of the board of directors is composed of three members appointed by the board of directors. The board of directors has determined that each of the members of the compensation committee are independent under the applicable rules of the Nasdaq Stock Market. The members of the compensation committee at the end of fiscal 2005 were Joseph Jeng, Dwight Steffensen and Andrew Wang. Mr. Steffensen became a member of the compensation committee in August 2004 in connection with his appointment as a member of the board of directors. Former director Edward C. V. Winn also served as a member of the compensation committee during fiscal 2005 until his retirement from the board of directors in December 2004.
      The original charter of the compensation committee was adopted by the board of directors in March 2000 and has been modified from time to time to clarify the responsibilities of the committee in recognition of our corporate governance needs as well as current industry requirements and practices. During fiscal 2005, the compensation committee met, either in person or by conference telephone, a total of five times. The committee maintains minutes of its meetings, and reports to the board of directors as the committee may deem necessary to make the board of directors aware of significant matters that require the board’s attention. Mr. Jeng currently serves as the chairperson of the compensation committee.
      Decisions regarding the compensation of all of our executive officers are made by the compensation committee. The following is the report of the compensation committee with respect to the compensation paid to our executive officers during fiscal 2005. Actual compensation earned during fiscal 2005 by the named executive officers is shown in the summary compensation table above.

Responsibilities of the Committee
      Acting on behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	Reviewing the performance of the chief executive officer and the other executive officers;

•	Reviewing and approving the total compensation package for all executive officers;

•	Reviewing and providing guidance with respect to the compensation philosophy for our employees, including the chief executive officer and the other executive officers;

•	Administering our executive officer profit sharing/bonus plan, including determining the percentage of the total profit sharing/bonus pool that will be allocated to the executive officers and the amount of each executive officer’s profit sharing award; and

•	Administering our employee stock option and employee stock purchase plans, including determining eligibility and the number and type of options to be granted and the terms of such grants.

Compensation Philosophy
      Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in us.
      The three major elements of our compensation program for our executive officers are base salary, profit sharing awards and long-term equity-based incentives. It is the compensation committee’s practice to review at least annually each of these elements for our executive officers to ensure that the amount and structure of the total compensation package for each of our executive officers is consistent with our compensation philosophy and is appropriate as compared to each of our other executive officers and to executive officers of companies within the image sensor and semiconductor industry and other similarly situated high technology companies. The compensation committee has the authority to use the services of independent consultants and advisers to assist the committee in connection with its review of our compensation program. In November 2004, the compensation committee retained the services of an executive compensation consulting firm to provide relevant survey data on the compensation practices of other companies and to advise on industry trends in executive compensation. The compensation committee’s decisions regarding our executive officers’ compensation for fiscal 2005 were based in part on the reports and findings provided by the executive compensation consulting firm.

Base Salary
      Base salaries for fiscal 2005 were established by the compensation committee based upon competitive compensation data for similarly situated companies, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at the approximate average rates paid by comparable image sensor and other high technology companies to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate our competitive posture in the industry, the compensation committee reviewed and analyzed the compensation packages, including base salary levels offered by other companies within the image sensor and semiconductor industry. The average increase in salary for the executive officers (exclusive of the President and Chief Executive Officer) was approximately 10.44% in fiscal 2005. The compensation committee determined that the increases in the base salaries were appropriate based on various factors including the findings of the executive compensation consulting firm regarding salaries for similar positions at similar companies, the successful completion of the acquisition of CDM Optics, Inc., the redesign of the OmniPixeltm products, and the development and sale of new products in fiscal 2004.

Profit Sharing Awards
      In addition to base salary, we pay profit sharing awards to the executive officers. The profit sharing awards are paid under our executive officer profit sharing/bonus plan, which is part of a profit sharing/bonus plan that we have in place for all of our employees. These awards are intended to, among other things, motivate and reward executive officers with compensation that is directly related to both corporate profitability and individual performance achievements. The profit sharing awards are paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees is based on a percentage of pre-tax profits that is recommended by the chief executive officer and approved by the compensation committee. For fiscal 2005, the percentage of pre-tax profits that was set aside for the profit sharing awards pool for the executive officers (excluding the President and Chief Executive Officer) was approximately 0.33%. At the end of each quarterly period, the compensation committee evaluates the individual performance of each of the executive officers and determines the percentage of the total quarterly profit sharing awards pool to be allocated to each executive officer. The compensation committee does not establish pre-set individual goals and objectives at the beginning of each quarter, but the criteria that the compensation committee considers in evaluating each executive officers’ individual performance include the performance of such executive officer’s department, extraordinary achievements and contributions of such executive officer during the quarter, and/or increased leadership and such experience displayed by such executive officer. The amount of each executive officer’s profit sharing award, if any, is directly effected by the amount of corporate profits for each quarter and each executive officer’s individual performance during such quarter. Therefore, the better our overall corporate performance and the better each executive officer’s individual performance, the greater amount that each executive officer will receive in the form of profit sharing awards. Conversely, if we are less profitable or if an executive officer’s performance is lacking for a particular quarter, the profit sharing award for such executive officer may be significantly reduced as compared to prior quarters, or even eliminated.

Long-Term Stock Option Incentives
      We provide our executive officers with long-term incentive compensation through grants of stock options. In fiscal 2005, all options granted to executive officers were granted under our 2000 stock plan. The compensation committee believes that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our common stock. The compensation committee believes that stock options directly motivate an executive to maximize long-term stockholder value, because the executive officer’s efforts to increase corporate profitability and growth will directly affect the value of the stock options held by such executive officer. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers in fiscal 2005 were granted at an exercise price that was at the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. When determining the number of shares of stock or the number of stock options to be awarded to an executive officer, the compensation committee considers the individual’s current contribution to our performance, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies. The compensation committee also reviews stock and option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive’s current and anticipated contributions to our future performance. For fiscal 2005, the stock option grants to our executive officers were above the image sensor and semiconductor industry 50th percentile.

Compensation for the President and Chief Executive Officer
      The compensation committee reviews the chief executive officer’s compensation using substantially the same criteria and policies as are employed for the other executive officers. The chief executive officer’s total compensation package for fiscal 2005 included the same three main elements as our other executive officers (i.e., base salary, profit sharing awards and stock option grants). The chief executive officer received no additional material compensation or benefits not provided to all executive officers.
      During fiscal 2005, the compensation of Shaw Hong, our President, Chief Executive Officer and one of our directors, consisted of a base salary of $296,667, which represented an increase of approximately 6.2% from his fiscal 2004 base salary of $279,333. Mr. Hong received profit sharing awards in fiscal 2005 in the aggregate amount of $42,000, which represented a decrease of approximately 20.75% from the $53,000 in profit sharing awards that he received in fiscal 2004. In addition, in fiscal 2005 Mr. Hong received stock option grants to purchase up to 150,000 shares of common stock, which is the same number of shares subject to stock option grants that he received in fiscal 2004.
      The compensation committee based its decision to increase Mr. Hong’s overall compensation levels for fiscal 2005 as compared to fiscal 2004 on a variety of factors, including his individual performance and contributions, the scope and responsibility of his position, our corporate performance, and comparisons of chief executive officer compensation levels for similarly situated companies.
      More specifically, the compensation committee considered the following factors related to our corporate performance when evaluating Mr. Hong’s compensation: improvements in financial results for fiscal 2004, improvement in market share for certain products, new products successfully developed and introduced, completion of the acquisitions of CDM Optics, Inc., and recognition and awards from third parties.
      In addition, the criteria related to Mr. Hong’s individual performance that the compensation committee considered in determining his compensation for fiscal 2005 included the following:
      His leadership contribution to the operational and financial successes of the company including the breakthrough development of OmniPixeltm, numerous design wins in the digital still camera and video camera markets for 5-megapixel sensors, entering into new markets such as the automotive industry, and the successful acquisition of CDM Optics, Inc.
      As a result of these successes, the company was recognized and awarded the prestigious GROW! award from the Association of Corporate Growth’s (ACG) for the recognition of companies with revenue less than $500 million per year that have demonstrated outstanding progress for at least three consecutive years.

Section 162(m)
      The compensation committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. It is our policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

Conclusion
      In fiscal 2005, the compensation committee reviewed all components of the compensation of the chief executive officer and the other executive officers, including base salary, profit sharing awards, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive officers and the cost to us of all perquisites and other personal benefits. Based on this review, the compensation committee found that the chief executive officer’s and each of the other executive officers’ total compensation in the aggregate is reasonable and not excessive.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng
Dwight Steffensen
Andrew Wang
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.
      The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market. The members of the audit committee at the end of fiscal 2005 were Dwight Steffensen, Joseph Jeng and Andrew Wang. Mr. Steffensen became a member of the audit committee in August 2004 in connection with his appointment as a member of the board of directors. Former director Edward C.V. Winn served as a member of the audit committee and as its chairperson during fiscal 2005 until his retirement from the board of directors in December 2004.
      The audit committee operates under a written charter. During fiscal 2005, the audit committee reviewed its charter and determined that no additional amendments were necessary at this time. The current amended and restated charter for the audit committee was attached to last year’s proxy statement as Annex A. Mr. Steffensen currently serves as the chairperson of the audit committee.
      In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.
      The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on our financial statements.
      Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm. The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. In connection with the standards for independence of external auditors promulgated by the SEC, during the 2006 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.
      The audit committee received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees,” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing. The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.
      The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, “Communications with audit committee” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2005 with management and the independent registered public accounting firm. Management had the responsibility for the preparation of our financial statements and the independent registered public accounting firm had the responsibility for the examination of those statements.
      Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2005 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Joseph Jeng
Dwight Steffensen
Andrew Wang

STOCK PRICE PERFORMANCE GRAPH
      The following is a line graph comparing the cumulative total return to stockholders of our common stock at April 30, 2005 since July 14, 2000, the effective date of our initial public offering, to the cumulative total return over such period of (i) The Nasdaq Stock Market United States Index and (ii) the S&P Semiconductors Index.
COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
AMONG OMNIVISION TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P SEMICONDUCTORS INDEX

*	Assumes that $100.00 was invested on (i) July 17, 2000 in our common stock and (ii) June 30, 2000 in the Nasdaq Stock Market (U.S.) Index and the S&P Semiconductor Index, and that all dividends were reinvested. No dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. Fiscal year ending April 30.
RELATED PARTY TRANSACTIONS
      Wen Hong, our former office manager and the wife of Shaw Hong, our President, Chief Executive Officer and member of our board of directors, earned an aggregate compensation of $20,719.49 during fiscal 2005. Mrs. Hong retired from OmniVision in May 2005. In addition, Jeanette Ishibashi, our director of China operations and Mr. Hong’s daughter, earned an aggregate compensation of $140,933 during fiscal 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, except as noted below we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2005.
      Raymond Wu was delinquent in the filing of a Form 4 relating to the transfer of shares of our common stock to an unrelated party.
      Shaw Hong, Y. Vicky Chou and Qi Dong were each delinquent in the filing of a Form 4 relating to the purchase of shares of our common stock under our 2000 employee stock purchase plan.
OTHER MATTERS
      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.
Dated: August 29, 2005

PROXY
OMNIVISION TECHNOLOGIES, INC.
PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
September 28, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 29, 2005, and hereby appoints Shaw Hong and Raymond Wu, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of OmniVision Technologies, Inc. to be held on September 28, 2005 at 10:00 a.m. local time, at 1341 Orleans Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE COMPANY’S CLASS II NOMINEES FOR THE ELECTION TO THE BOARD OF DIRECTORS, THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2006, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the Company’s Class II nominees for the election to the Board of Directors, the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2006, and as said proxies deem advisable on such other matters as may properly come before the meeting, including, among other things, consideration of any motion made for adjournment of the meeting.

1.	ELECTION OF CLASS II DIRECTORS:
	NOMINEES:	(01) Raymond Wu,	(02) Andrew Wang

	FOR ALL NOMINEES	☐	☐ WITHHELD FROM ALL NOMINEES

☐
For all nominee(s) except as noted above

2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark here for address change and note at left.	☐

Mark here if you plan to attend the meeting.	☐
This proxy should be marked, dated and signed by the
stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature	Date	Signature	Date